UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2016

Ocwen Financial Corporation
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409
(Address of principal executive office)(Zip Code)

(561) 682-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Ocwen Financial Corporation (the “Company”) held its Annual Meeting of Shareholders on May 11, 2016. Shareholders voted on the three proposals set forth below, which are described in detail in the Company’s proxy statement dated April 7, 2016.

Proposal One: Election of Directors

The Company’s shareholders elected the following nominees for director to serve for one-year terms or until their successors are elected and qualified based upon the following votes:

Nominee	For	Withheld
Phyllis R. Caldwell	81,991,259	1,322,428
Alan J. Bowers	81,955,734	1,357,953
Jacques J. Busquet	82,289,341	1,024,346
Ronald M. Faris	82,247,331	1,066,356
Carol J. Galante	82,308,510	1,005,177
Ronald J. Korn	81,854,265	1,459,422
Robert A. Salcetti	81,960,999	1,352,688
DeForest B. Soaries, Jr.	82,300,066	1,013,621

There were 27,632,831 broker non-votes relating to the election of directors. Broker non-votes occur when banks, brokers or other nominee holders return a valid proxy but do not vote on a particular proposal because they do not have discretionary authority to vote on the matter or have not received specific voting instructions from the shareholder for whom they are holding shares.

Proposal Two: Ratification, on an advisory basis, of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified, on a non-binding advisory basis, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, based upon the following votes:

For	108,453,027
Against	1,779,888
Abstain	713,603

Proposal Three: Advisory Vote on Named Executive Officer Compensation

The Company’s shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers based upon the following votes:

For	80,420,816
Against	2,610,100
Abstain	282,771

There were 27,632,831 broker non-votes relating to the advisory vote on named executive officer compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: May 12, 2016	By:	/s/ Michael R. Bourque, Jr.
Michael R. Bourque, Jr.
Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)